SCHEDULE PRER14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:
     |X| Preliminary Information Statement |_| Confidential, for Use of the
                        Commission Only (as permitted by
                                Rule 14c-5(d)(2))

                      |_| Definitive Information Statement


                             FUN CITY POPCORN, INC.
                 ----------------------------------------------
                (Name Of Registrant As Specified In Its Charter)



               Payment of Filing Fee (check the appropriate box):

                              |_| No fee required.

    |X| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
(4) Proposed maximum aggregate value of transaction: $460,000
(5) Total fee paid: $108

               |_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, other Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                             FUN CITY POPCORN, INC.
                               3395 W. Pinks Place
                             Las Vegas, Nevada 89102

                   INFORMATION STATEMENT AND NOTICE OF ACTION
                     TAKEN WITHOUT A MEETING OF STOCKHOLDERS

     This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being mailed on or about November 24, 2003 by the Board of Directors (the "Board") of Fun City Popcorn, Inc., a Nevada corporation (the "Company"), to the stockholders of the Company to provide information with respect to an action taken by written consent of the holders of a majority of the outstanding shares of the Company's common stock (the "Common Stock") that were entitled to vote on such action.

     As set forth in greater detail herein, the written consent approves the sale of substantially all of the Company's assets for $447,500 in cash plus the assumption of $150,000 in debt plus $69,000 in accounts payable, pursuant to an asset purchase agreement dated September 30, 2003 (the "Asset Purchase Agreement") by and between the Company and Fun City Foods, Inc., a non-affiliate (the "Purchaser"). This Information Statement is furnished solely for the purpose of informing the Company's stockholders of this corporate action in the manner required by the Securities Exchange Act of 1934.

     On September 30, 2003 the Company's Board of Directors approved the sale subject to stockholders' approval. On the same date, pursuant to the Asset Purchase Agreement, three of the Company's stockholders, holding an aggregate of 1,457,832 shares, or 77.1% of the outstanding Common Stock, executed a Stockholders' Consent voting in favor of approval of the Asset Purchase Agreement. The names of these stockholders voting in favor of the Asset Purchase Agreement and their shareholdings are as follows:

                       Number of Shares Held And      Percentage of Outstanding
Name                   Voted In Favor of Approval          Common Stock
----                   --------------------------     -------------------------

Timothy E. Evon                  698,166                        36.9
Thomas J. Evon                   698,166                        36.9
William H. Hamen                  61,500                         3.2


     November 21, 2003 is the record date for the determination of stockholders entitled to receive this Information Statement (the "Record Date"). As of the Record Date, there were 1,891,579 shares of Common Stock issued and outstanding and held by approximately 605 holders of record. Pursuant to the Company's Articles of Incorporation, each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders.




     You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C and
Schedule 14C thereunder. The transaction will not be consummated or become effective until at least twenty calendar days after the mailing of this Information Statement.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      SUMMARY OF THE INFORMATION STATEMENT

     The following is a summary of the material terms of the transaction contemplated by the Asset Purchase Agreement. The discussion of the material terms of the transaction is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit A and incorporated herein by reference. In addition, a more detailed discussion of the transaction follows the summary of this Information Statement. Capitalized terms not otherwise defined herein have the meanings given to them in the Asset Purchase Agreement.

     Sale of Assets. The Company has agreed to sell substantially all of its assets which constituted the Fun City Popcorn snack food business ("Business"). Based upon the Company's financial results, the Board of Directors has determined that a redeployment of the funds generated from the sale or a distribution of the Funds to the Company's stockholders would be in the best interests of the Company's stockholders.

     Purchase Price. The Purchaser has agreed to pay $460,000 for the Business.

     The Company's Business After the Sale; Consequences to Stockholders. After the sale, the Company will not have an operating asset. The funds generated from the sale of the Business will be redeployed in another business or distributed to the Company's stockholders on a pro rata basis based upon their share ownership.

     Liquidity of Common Stock; Public Reporting. The Company's Common Stock will continue to trade on the OTC Bulletin Board, and the Company will continue to file reports with the Securities and Exchange Commission. The liquidity and the public market for the Company's Common Stock are not expected to be substantially impacted, as there was only a limited market for the Common Stock prior to the transaction.

     Fairness Opinion. The Company did not purchase a fairness opinion but retained the services of a local business broker to represent it in connection with the sale. The business broker agreed that the sale price of the Business was fair.

     Representations and Warranties. The Company made various representations and warranties to the Purchaser regarding, among other things, such items as its organization and good standing; the validity and enforceability of the Asset Purchase Agreement; the accuracy of its books and records; obtaining required consents; absence of conflicts with other agreements; litigation; employee matters and the accuracy of financial statements. The Purchaser also made customary representations and warranties to the Company.

     Covenants. The Company has made certain covenants to the Purchaser including covenants regarding the operation of the Business, non-solicitation of employees and non-competition.

     Closing Conditions. The transaction was closed in escrow pending notice to stockholders, with the Purchaser managing the Business on an interim basis until such notice is completed.

     Termination. The Asset Purchase Agreement will terminate at the Purchaser's election if this Information Statement is not sent to stockholders by March 31, 2004.

     Indemnification. Each of the Company and the Purchaser has agreed to indemnify the other for certain losses incurred in connection with a breach by the indemnifying party of its representations, warranties or covenants under the Asset Purchase Agreement and certain other matters.

                           FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain information included in this Information Statement and other materials filed with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward looking, such as statements relating to the proposed transaction, expectations, beliefs and future plans of the Company. Such forward-looking statements involve important known and unknown risks and uncertainties that could cause actual results and liquidity to differ materially from those expressed or anticipated in any forward-looking statements. Such risks and uncertainties include, but are not limited to, expenses incurred in the course of the transaction; failure of any of the parties to meet the closing conditions or otherwise consummate the transaction; changes in the use of the proceeds from the sale; liabilities and indemnification obligations which may be incurred by the Company in connection with the transaction; actions taken or omitted to be taken by third parties, including the Company's customers, suppliers, competitors, and stockholders, as well as legislative, regulatory, judicial, and other governmental authorities; the loss of any licenses or permits or the Company's failure to renew gaming or liquor licenses on a timely basis; general economic conditions; changes in gaming laws, regulations or taxes; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and, as such, speak only as of the date made. The Company undertakes no obligation to revise publicly these forward-looking statements to reflect subsequent events or circumstances.

                       NO DISSENTERS' RIGHTS OF APPRAISAL

     There is no provision in the Nevada General Corporation Law or the Company's charter documents providing the Company's stockholders with dissenters' rights of appraisal to receive an agreed upon or judicially appraised value for their shares of Common Stock in connection with the transaction described in this Information Statement.

                       BACKGROUND AND REASONS FOR THE SALE

     The provisions of the Asset Purchase Agreement are the result of arm's length negotiations conducted among representatives of the Company and the Purchaser and their respective legal and financial advisors. The Company's Board of Directors decided over one year ago to seek a buyer for the Business if management was unable to generate increased revenue and profitability. Although the Company reported a small profit for the year ended September 30, 2002, revenue was lower for the year and the Board of Directors did not feel that the Company's performance was adequate to justify continued ownership of the Business by the Company.

Description of the Business of the Company

     The Company provides and distributes snack foods, such as popcorn, candy, cookies, nuts, potato chips and beverages in the Las Vegas, Nevada area. The Company also offers popcorn and nacho cheese machines to customers willing to offer its popcorn and nacho cheese products.

Description of Business of the Purchaser

     The Purchaser, Fun City Foods, Inc., was recently formed as a Nevada corporation to purchase the assets of the Company.

Reasons for the Sale

     As indicated above, the Company's Board of Directors has concluded that it would be in the best interests of the Company's stockholders to redeploy the Company's assets by either selling the assets and investing the Funds in a new business or distributing the sale proceeds to the stockholders.

                          DESCRIPTION OF THE ASSET SALE

Corporate Action

     On September 30, 2003 the Company's Board of Directors authorized the sale of substantially all of the Company's assets to Fun City Foods, Inc. On the same date, the Company's three largest stockholders delivered their written consent to approve the Asset Purchase Agreement. Consequences to Stockholders

     Upon the consummation of the transaction, the Company will not have an operating asset. The Company will either redeploy the funds to acquire or develop a new business or distribute the funds to the Company's stockholders on a pro rata basis.

Stockholder Vote Required to Approve the Transaction

     Pursuant to Section 78.565 of the Nevada General Corporation Law, approval of the sale of substantially all of the Company's assets requires the vote of a majority of the Common Stock. The Board and the holders of 77.1% of the Common Stock have approved the Asset Purchase Agreement. All required corporate and stockholder approvals for the sale were obtained on September 30, 2003.

Interests of Certain Persons in the Transaction

     The Company's former President will continue as an executive officer of Fun City Foods, Inc. pursuant to a two-year employment agreement for a salary of $52,000 per year and may earn up to a 5% stock ownership in Fun City Foods, Inc. vesting at 1% per year of employment. The President is not a stockholder of the Company.

Terms of Asset Purchase Agreement

     The following is a summary of the material provisions of the Asset Purchase Agreement. The following description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Asset Purchase Agreement, which is attached as Exhibit A to this Information Statement and is incorporated in this Information Statement by reference. You are urged to read the Asset Purchase Agreement carefully and in its entirety. Capitalized terms not otherwise defined herein, shall have the meanings given to them in the Asset Purchase Agreement.

     Sale of Business. The Company will transfer all of its right, title and interest in and to the Business to Fun City Foods, Inc.

     Purchase Price/Consideration. The Purchaser has agreed to pay $460,000 for the Business.

     Representations and Warranties. The Company has made representations and warranties in favor of the Purchaser that relate to a number of matters, including:

   o due organization and good standing of the Company;

   o books and records of the Company;

   o due authorization, execution and delivery of the Asset Purchase Agreement by the Company;

   o validity and enforceability of the Asset Purchase Agreement against the Company;

   o having obtained any necessary consents, approvals or authorizations required in connection with the transaction;

   o absence of any breach, violation or conflict with any instrument, indenture, court order or ruling of any governmental authority or any applicable laws that would prevent the consummation of the transaction;

   o tangible personal property owned or leased by the Company;

   o leased real property held by the Company;

   o condition of the real and personal property leased by the Company;

   o compliance with applicable laws in the operation of the Business;

   o compliance with environmental laws;

   o timely filing of tax returns and payment of all taxes due;

   o material litigation;

   o material contracts of the Company;

   o intellectual property rights of the Company;

   o insurance policies and coverages held by the Company;

   o labor and employment matters and employee benefit plans;

   o bank accounts and safe deposit boxes of the Company;

   o inventory;

   o financial statements delivered to the Purchaser;

   o recent material changes or events;

   o broker's or finder's fees;

   o completeness and accuracy of the disclosures made by the Company.

The Purchaser made representations and warranties in favor of the Company that relate to a number of matters, including:

   o due organization and good standing;

   o due authorization, execution and delivery of the Asset Purchase Agreement by the Purchaser;

   o validity and enforceability of the Asset Purchase Agreement against the Purchaser;

   o absence of any breach, violation or conflict with any instrument, indenture, court order or ruling of any governmental authority or any applicable laws that would prevent the consummation of the transaction;

   o completion of the necessary financing to pay the purchase price for the Business; and

   o broker's fee or finder's fee.

     The representations and warranties in the Asset Purchase Agreement are not easily summarized. You are encouraged to refer to the sections of the Asset Purchase Agreement entitled "Representations and Warranties of Seller" and "Representations and Warranties of Purchaser."

     Covenants. The Company agreed to allow the Purchaser to operate the Business until 20 days after delivery is made of this Information Statement to the Company's stockholders. During this time, the Purchaser is responsible for all losses and entitled to all profits generated by the Business.

     The Company agreed not to compete with the Business as it was constituted on September 20, 2003 for at least two years.

     The agreements related to the conduct of the Business in the Asset Purchase Agreement are complicated and not easy to summarize. You are encouraged to refer to the sections of the Asset Purchase Agreement entitled "Certain Agreements and Covenants of the Parties" and "Interim Management Provisions."

     Conditions to the Obligations of the Purchaser. The Purchaser's obligation to consummate the transaction was subject to the prior satisfaction or waiver of the following conditions:

   o no material adverse change to the Business;

   o the representations and warranties of the Company were true and correct in all material respects;

   o the Company has materially complied with and performed all covenants;

   o no litigation has been instituted to enjoin or challenge the legality or validity of the transaction which relates to the Asset Purchase Agreement;

   o the parties have obtained all specified required consents;

     Conditions to the Obligations of the Company. The Company's obligation to consummate the transaction was subject to the prior satisfaction or waiver of the following conditions:

   o the representations and warranties of the Purchaser were true and correct in all material respects;

   o the Purchaser has materially complied with and performed all covenants;

   o no litigation has been instituted to enjoin or challenge the legality or validity of the transaction which relates to the Asset Purchase Agreement;

 Termination and Termination Fees. The Asset Purchase Agreement was closed in escrow, pending the Company's stockholders' approval. Accordingly, the Asset Purchase Agreement may only be terminated, at the Purchaser's election, if this Information Statement is not sent to stockholders by March 31, 2004.

Material United States Federal Income Tax Consequences

     The following is a summary of the material federal income tax consequences of the sale of stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. This summary does not address the effect of federal estate and gift tax laws nor any state, local or foreign tax laws that may be applicable. Each of the Company's stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to them of the sale of the stock and the other transactions discussed herein.

     The sale of the Business will be treated as a taxable sale of the assets by the Company. In the event the Company distributes the proceeds from the sale of the Business to its stockholders, such proceeds will be taxable to the stockholders as a dividend and will be taxed at the 15% tax rate.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as of the Record Date concerning stock ownership of the Company's Common Stock by all persons known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, by each director and by all directors and officers as a group.

     Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws, where applicable. Each stockholder's address is in care of the Company at 3395 W. Pinks Place, Las Vegas, Nevada 89102. The table also reflects all shares of Common Stock which may be acquired within 60 days from the date hereof upon exercise of stock options or common stock purchase warrants.

                               Number of Shares of
                        Common Stock Owned of Percent of
Name                       Record and Beneficially            Common Stock Owned
----                       -----------------------            ------------------

Timothy E. Evon                    698,166                           36.9%
Thomas J. Evon                     698,166                           36.9%
William H. Hamen                    61,500                            3.2%
Cede & Co.                         190,394                            7.9%
All officers and
directors as a
group (3 persons)                1,457,832                           77.1%

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


     This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto set forth elsewhere herein.

Result of operations for the year ended September 30, 2003 compared to year ended September 30, 2002.

     On September 30, 2003, the Company entered into an agreement with a non-affiliated party, Fun City Foods, Inc. (the "buyer"), to sell substantially all of its operating assets. The sale has been approved by the Board of Directors subject to shareholder approval and is expected to be completed by March 31, 2004. The buyer will pay cash of $447,500 for all of the assets of the Company (excluding cash, accounts receivable, and one vehicle) and will assume certain Company debt valued at approximately $150,000 and pay accounts payable that are less than 30 days old valued at $69,000. The following assumes that the Company's operations will be discontinued.

     The Company's sales are derived principally from the sale and distribution of snack products into the Las Vegas area. Sales of snack food products for the year ended September 30, 2003 were $1,948,134, up $197,307, or 11.2%, from
$1,750,827 in 2002. Revenue increases were a result of the Las Vegas economy improving from its post 911 lows. Las Vegas room occupancy rates reflect directly on sales of items in casino gift shops and convenience stores in the area. While some price increases in candy items have taken effect the bulk of the sales revenue increases were a direct result of the increase in tourism in Las Vegas. Increases in sales were consistent across product lines.

     Cost of goods sold increased by 3.6% of sales due to increases in the cost of candy during the period. Of the 400 items that the Company sells, candy accounts for more than 70% of those items. Due to agreements in place, price adjustments could not be made in time to avoid a gross margin drop for the period. Prices have been adjusted as the bids have come due for renewal. This reduction of gross margin should not be a recurring trend.

     Gross profit decreased $19,818, or 3.6%, to $424,130 in 2003 from $443,948 in 2002. As a percent of sales, gross profit decreased to 25.3% in 2003 from 25.4% in 2002.

     Operating expenses for the year ended September 30, 2003 were $438,064, compared to $352,280 for 2002, a increase of $85,784, or 24.3%. Operating expenses as a percentage of sales were 22.4% and 20.1% for 2003 and 2002, respectively. Increases in operating expenses resulted from increases in legal and accounting expenses. Vehicle repair expense also increased.

     Interest expense totaled $8,017 for 2003 and $10,978 in 2002.

     Net income (loss) amounted to $(15,921), or $(0.008) per share, for the year ended September 30, 2003 compared to $58,110, or $0.03 per share, for 2002.

TRENDS

Assuming the sale is completed, the Company will not have any operating assets, the funds generated from the sale of the business will be redeployed in another business or distributed to the Company's stockholders on a pro rata basis based upon their share ownership.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has sufficient cash on hand to meet its obligations.

     There were no significant capital expenditures in 2003. There are no significant capital expenditures planned in 2004.

     Cash amounted to $51,022 at year end 2003. Cash provided by operating activities amounted to $94,138 in 2002.


FINANCIAL AND PROFORMA INFORMATION

                             Fun City Popcorn, Inc.

                              Financial Statements

                      As of September 30, 2003 and 2002 and
        For Each of the Two Years in the Period Ended September 30, 2003

                             Fun City Popcorn, Inc.

                        Index to the Financial Statements

                      As of September 30, 2003 and 2002 and
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------




Report of Independent Auditors .............................................F-1

Financial Statements of Fun City Popcorn, Inc.:


      Balance Sheets, September 30, 2003 and 2002...........................F-2


      Statements of Operations For Each of the Two Years in the
        Period Ended September 30, 2003.....................................F-3


      Statements of Shareholders' Equity For Each of the Two Years in
        the Period Ended September 30, 2003.................................F-4


      Statements of Cash Flows For Each of the Two Years in the
        Period Ended September 30, 2003.....................................F-5


Notes to the Financial Statements...........................................F-6

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Fun City Popcorn, Inc.


We have audited the accompanying balance sheets of Fun City Popcorn, Inc. as of September 30, 2003 and 2002 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fun City Popcorn, Inc. as of September 30, 2003 and 2002, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.






/s/  Kelly & Company
-----------------------------
     Kelly & Company
     Costa Mesa, California



December 23, 2003



                                       Fun City Popcorn, Inc.

                                           Balance Sheets

                                  As of September 30, 2003 and 2002
--------------------------------------------------------------------------------------------------


                                               ASSETS
                                                                            2003           2002
                                                                        -----------    -----------
Current assets:
      Cash and equivalents                                              $    36,124    $    51,022
      Income tax receivable                                                  12,509           --
      Deferred tax asset                                                      9,607          3,377
      Net assets of discontinued operations and net assets held
        for sale (Note 14)                                                  200,333        237,602
                                                                        -----------    -----------

           Total current assets                                             258,573        292,001
      Property and equipment, net                                            22,756           --
                                                                        -----------    -----------

Total assets                                                            $   281,329    $   292,001
                                                                        ===========    ===========

                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Income tax payable                                                       --      $    13,786
      Notes payable, current maturities                                 $     8,955           --
      Amounts due to related party                                            6,000           --
                                                                        -----------    -----------

           Total current liabilities                                         14,955         13,786


Deferred tax liability, noncurrent                                            4,777          4,808
Notes payable, net of current maturities                                     10,449           --
Amounts due to related party                                                   --            6,338
                                                                        -----------    -----------

Total liabilities                                                            30,181         24,932
                                                                        -----------    -----------

Commitments and contingencies

Shareholders' equity:
      Preferred stock; $0.01 par value; 5,000,000 shares
        authorized; no shares issued and outstanding at September
        30, 2003 and 2002, respectively                                        --             --
      Common stock; $0.01 par value; 10,000,000 shares
        authorized; 1,891,579 shares issued and outstanding at
        September 30, 2003 and 2002, respectively                            18,916         18,916
      Additional paid-in capital (Note 12)                                  263,821      1,077,220
      Accumulated deficit since December 31, 2002 in connection with
        a quasi-reorganization (Note 12)                                    (31,589)          --
      Accumulated deficit prior to the quasi-reorganization (Note 12)          --         (829,067)
                                                                        -----------    -----------

Total shareholders' equity                                                  251,148        267,069
                                                                        -----------    -----------


Total liabilities and shareholders' equity                              $   281,329    $   292,001
                                                                        ===========    ===========


              The accompanying notes are an integral part of the financial statements.

                                                 F-2



                                   Fun City Popcorn, Inc.

                                  Statements of Operations

              For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------------------



                                                                      2003           2002
                                                                  -----------    -----------
Continuing operations:
      Depreciation expense                                        $     5,109           --
                                                                  -----------    -----------

           Loss from continuing operations                             (5,109)          --

      Interest expense - related party                                 (6,000)   $    (6,338)
                                                                  -----------    -----------
      Loss from continuing operations before income tax benefit       (11,109)        (6,338)
      Income tax benefit                                                3,052          1,711
                                                                  -----------    -----------

Loss from continuing operations                                        (8,057)        (4,627)

Discontinued operations:
Income (loss) from discontinued operations, net of
  income tax benefit (provision) of $2,978 and $(23,204)               (7,864)        62,737
                                                                  -----------    -----------

Net income (loss)                                                 $   (15,921)   $    58,110
                                                                  ===========    ===========


Earnings (loss) per common share, basic and diluted:


      Loss from continuing operations                             $    (0.004)   $    (0.002)


      Income (loss) from discontinued operations                       (0.004)         0.033
                                                                  -----------    -----------


Income (loss) per common share outstanding, basic
  and diluted                                                     $    (0.008)   $     0.031
                                                                  ===========    ===========


Weighted average common shares outstanding, basic
  and diluted                                                       1,891,579      1,891,579
                                                                  ===========    ===========


          The accompanying notes are an integral part of the financial statements.

                                             F-3



                                                      Fun City Popcorn, Inc.

                                                Statements of Shareholders' Equity

                                 For Each of the Two Years in the Period Ended September 30, 2003
----------------------------------------------------------------------------------------------------------------------------------



                                                                                                        Additional
                                  Preferred     Preferred       Common        Common        Paid in     Accumulated
                                    Shares        Stock         Shares        Stock         Capital       Deficit         Total
                                 -----------   -----------   -----------   -----------   -----------    -----------    -----------
Balance, September 30, 2001             --            --       1,891,579   $    18,916   $ 1,077,220    $  (887,177)   $   208,959

    Net income                          --            --            --            --            --           58,110         58,110
                                 -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance, September 30, 2002             --            --       1,891,579        18,916     1,077,220       (829,067)       267,069

    Net income prior to the
    quasi-reorganization                --            --            --            --            --           15,668         15,668
    Quasi reorganization
      (Note 12)                         --            --            --            --        (813,399)       813,399           --
    Net loss subsequent to the
      quasi-reorganization              --            --            --            --            --          (31,589)       (31,589)
                                 -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance, September 30, 2003             --            --       1,891,579   $    18,916   $   263,821    $   (31,589)   $   251,148
                                 ===========   ===========   ===========   ===========   ===========    ===========    ===========


                             The accompanying notes are an integral part of the financial statements.

                                                                F-4



                                   Fun City Popcorn, Inc.

                                  Statements of Cash Flows

              For Each of the Two Years in the Period Ended September 30, 2003
-------------------------------------------------------------------------------------------



                                                                         2003        2002
                                                                       --------    --------
Cash flows provided by (used in) operating activities:
      Net income (loss)                                                $(15,921)   $ 58,110
      Add loss (deduct income) from discontinued operations               7,864     (62,737)
                                                                       --------    --------

      Net loss from continuing operations                                (8,057)     (4,627)

      Adjustments to reconcile the income (loss) to net
      cash provided by operating activities:
           Depreciation                                                   5,109        --
           Increase in assets:
               Income tax receivable                                    (12,509)       --
               Deferred tax asset                                        (6,230)       --
                                                                       --------    --------

      Net cash used in activities of continuing operations              (21,687)     (4,627)
      Net cash provided by operating activities of discontinued
        operations                                                       20,686      98,765
                                                                       --------    --------
Cash provided by (used in) operating activities                          (1,001)     94,138
                                                                       --------    --------
Cash flows provided by (used in) investing activities:
      Purchase of property and equipment                                (27,866)       --
                                                                       --------    --------
      Net cash used in investing activities of continuing operations    (27,866)       --
      Net cash provided by (used in) investing activities of
        discontinued operations                                          21,940     (17,437)
                                                                       --------    --------
Cash used in investing activities                                        (5,926)    (17,437)
                                                                       --------    --------
Cash flows used in financing activities:
      Payment on the notes payable                                       (7,462)       --
                                                                       --------    --------
      Net cash used in financing activities of continuing operations     (7,462)       --
      Net cash used in financing activities of discontinued
        operations                                                         (509)    (72,293)
                                                                       --------    --------
Cash used in financing activities                                        (7,971)    (72,293)
                                                                       --------    --------
Net increase (decrease) in cash                                         (14,898)      4,408
Cash at beginning of period                                              51,022      46,614
                                                                       --------    --------
Cash at end of period                                                  $ 36,124    $ 51,022
                                                                       ========    ========


                Supplemental Disclosure of Cash Flow Information

Interest paid - third parties                                          $  2,017    $  4,640
Income taxes paid                                                          --          --


          The accompanying notes are an integral part of the financial statements.

                                             F-5

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


1.   Description of the Company's Business
     -------------------------------------

     Fun City Popcorn, Inc. (a Nevada corporation) (the "Company"), engages in the wholesale distribution of food products in the beverage and snack categories in Nevada.


     In June 2001, the board of directors of the Company's then parent, Tone Products, Inc. (an Arkansas corporation) ("Tone"), voted to distribute all of its shares of Fun City Popcorn, Inc. ("Fun City") on a pro rata basis to Tone's shareholders. As a result, effective September 30, 2001, the Company was no longer a wholly owned subsidiary of Tone.


2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Critical Accounting Policies


     The preparation of financial statements and related disclosure in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions, and estimates that affect the amounts reported in the financial statements and accompanying notes. This note includes the significant accounting policies and methods used in the preparation of the financial statements. We consider the accounting policies described below to be our critical accounting policies. These critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the financial statements and actual results could differ materially from the amounts reported based on these policies.


     Recognition of Revenue


     Revenues are recognized when the Company's products are shipped. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenues are recorded.


     Cash and Equivalents


     The Company invests portions of its excess cash in highly liquid investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. The Company has no requirements for compensating balances. The Company maintains cash balances in accounts, none of which exceeded the federally insured limits at September 30, 2003 and 2002.

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Inventories


     Inventories are stated at the lower of cost or market. Cost is determined on the first in - first out method of valuation. The Company's management monitors inventories for excess, obsolete, and calendar date sensitive items and makes necessary valuation corrections when such adjustments are required. The Company recognized no inventory obsolescence and slow moving expense for the year ended September 30, 2003 and $8,874 of inventory obsolescence for the year ended September 30, 2002.


     Property and Equipment


     Property and equipment are recorded at cost and depreciated using the straight line method over the expected useful lives noted below. Expenditures for normal maintenance and repairs are charged to operations. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the statement of operations. Renewals and betterments that materially extend the life of the assets are capitalized.

                                                            Estimated
                                                           Useful Lives
                                                           ------------

           Property and equipment                          5 - 10 years
           Furniture and fixtures                          5 - 7 years
           Vehicles                                        3 - 7 years
           Leasehold improvements                              5 years

     Impairment of Long Lived Assets


     The Company has periodically evaluated its long lived assets for potential impairment. When circumstances indicated that the carrying amount of an asset was not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss was recognized. In the year ended September 30, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, issued by the Financial Accounting Standards Board ("FASB") for accounting for the impairment or the disposal of long-lived assets (Note 2
     - New Accounting Pronouncements).

     Income Taxes

     The Company accounts for deferred income taxes using the liability method. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Income Taxes, Continued


     payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

     Advertising Costs

     Advertising costs are expensed as they are incurred. Advertising expense was $710 and $1,589 for the years ended September 30, 2003 and 2002, respectively.

     Shipping and Handling Costs

     Shipping and handling costs are included in selling, general and administrative expenses and amounted to $176,360 and $153,047 for the years ended September 30, 2003 and 2002, respectively.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Financial Statement Reclassification

     Certain amounts within the September 30, 2002 financial statements have been reclassified in order to conform to the September 30, 2003 financial statement presentation.

     New Accounting Pronouncements

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 retains the requirements of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, to recognize an impairment loss if the impairment loss of the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and to measure an impairment loss as the difference between the carrying amount and fair value of the asset. SFAS No. 144 modifies SFAS No. 121 in that it eliminates the requirement to allocate goodwill to long-lived assets to be tested for

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     New Accounting Pronouncements, Continued

     impairment. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and early adoption is encouraged. The Company adopted SFAS No. 144 effective October 1, 2002. As the Company is in the process of selling substantially all of its operating assets, there was no adverse impact that resulted from the Company's adoption of SFAS No. 144 during the year ended September 30, 2003.


     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities , which addresses financial accounting and reporting for costs associated with exit or disposal activities, and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), which previously governed the accounting treatment for restructuring activities. SFAS No. 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS No. 144. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. As the Company is in the process of selling substantially all of its operating assets, there was no adverse impact that resulted from the Company's adoption of SFAS No. 146 during the year ended September 30, 2003.


3.   Accounts Receivable - Trade
     ---------------------------

     At September 30, 2003 and 2002, accounts receivable - trade, net was comprised of the following:

                                                            2003         2002
                                                         ---------    ---------

           Accounts receivable - trade                   $ 144,418    $ 127,561
               Less: reserve for uncollectible accounts
                receivable                                  (7,962)      (9,517)
                                                         ---------    ---------

           Accounts receivable - trade, net             $  136,456    $ 118,044
                                                        ==========    =========


     In the agreement to sell substantially all of the Company's operating assets, the accounts receivable were retained by the Company. The balance of accounts receivable is included in net assets of discontinued operations and net assets held for sale (Note 14).

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


4.   Inventory


     At September 30, 2003 and 2002, inventory, net was comprised of the following:

                                                             2003          2002
                                                        ---------     ---------

          Finished goods inventory                      $ 285,073     $ 233,854
             Less: reserve for inventory obsolescence       --          (8,874)
                                                        ---------     ---------

          Inventory, net                                $ 285,073     $ 224,980
                                                        =========     =========


     During the year ended September 30, 2002, the Company disposed of $15,978 of obsolete inventory, which had been identified and reserved for in a prior year. The inventory was included in the agreement to sell substantially all of the Company's operating assets and is included in the net assets of discontinued operations and net assets held for sale (Note
     14).


5.   Property and Equipment
     ----------------------

     At September 30, 2003 and 2002, property and equipment consisted of the following:

                                                              2003         2002
                                                         ---------    ---------

          Continuing operations:
            Vehicle                                      $  27,866         --
               Less: accumulated depreciation               (5,109)        --
                                                         ---------    ---------

          Continuing operations - vehicle, net              22,757         --
                                                         ---------    ---------


          Discontinued operations:
           Equipment                                       283,852    $ 278,925
           Furniture and fixtures                           17,340       17,340
           Vehicles                                         64,141       64,141
           Leasehold improvements                             --           --
                                                         ---------    ---------

                                                           365,333      360,406
              Less: accumulated depreciation              (334,036)    (307,939)
                                                         ---------    ---------

          Discontinued operations - property and
           equipment, net                                   31,297       52,467
                                                         ---------    ---------


          Total property and equipment, net              $  54,054    $  52,467
                                                         =========    =========


     In the agreement to sell substantially all of the Company's operating assets, the Company retained one vehicle and the related secured debt, which are included in the net assets of discontinued operations and net assets held for sale (Note 14).

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


5.   Property and Equipment, Continued
     ---------------------------------

     Depreciation expense for the years ended September 30, 2003 and 2002 was $31,206 and $30,541, respectively.


 6.  Line of Credit - Bank
     ---------------------

                                                               2003      2002
                                                             --------  --------


     At September 30, 2003 and 2002, the Company had an
     operating line of credit with a bank ("line of
     credit") with a maximum amount of $100,000
     available, collateralized by all of the Company's
     assets (with a net carrying amount of
     approximately $281,329 at September 30, 2003). At
     September 30, 2003, predicated upon an asset-based
     formula, the maximum borrowable amount available
     on the line of credit was $100,000. The line of
     credit had a weighted average interest rate of
     4.12 % and 4.6% for the years ended September 30,
     2003 and 2002, respectively. The line of credit
     was rewritten in February 2003 and was to expire
     in February 2004. Subsequent to the year end,
     September 30, 2003, the line of credit was paid in
     full and the Company's assets released from the
     collateralization lien. The payment of the line of
     credit and the release of lien were done in
     conjunction with the sale of the Company's
     operating business (Note 8, 14 and 15). This line
     of credit is included in the net assets of
     discontinued operations and net assets held for
     sale (Note 14).                                         $ 49,829  $ 50,000
                                                             ========  ========

7.   Note Payable
     ------------

     At September 30, 2003, note payable is the following:

     Collateralized

     Note payable to a bank, collateralized by the
     vehicle purchased. No interest was charged on the
     note. Subsequent to year end, September 30, 2003,
     the line of credit was paid in full and the
     Company's assets released from the
     collateralization lien. The payment of the note
     payable and the release of lien were done in
     conjunction with the sale of the Company's
     operating business (Notes 14 and 15).                        $  19,404
           Less: current maturities                                  (8,955)
                                                                  ---------
      Long term portion of notes payable                          $  10,449
                                                                  =========

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


7.   Note Payable, Continued
     -----------------------

     Interest expense during the years ended September 30, 2003 and 2002 was $8,017 and $10,798, respectively.


8.   Related Party Transactions
     --------------------------

     Amount Due to Related Party


     As of September 30, 2003 and 2002, the Company had amounts due to Tone (a related party) of $106,000 and $106,338, respectively. Both the Company and Tone informally (without documentation) agreed that the unpaid principal plus accrued interest would be due on or before September 30, 2004. The amount was unsecured and interest was calculated at a fixed rate of 6.00% per annum. Tone is a related party, as both Tone and the Company are under the control of two brothers who collectively own more than 50% of the voting shares of each company. Subsequent to year end, September 30, 2003, the amount due to Tone was paid in full and the Company's assets released from the collateralization lien. The payment of the amounts due to Tone and the release of lien were done in conjunction with the sale of the Company's operating business (Notes 14 and 15).The balance of amount due related party is included in net assets of discontinued operations and net assets held for sale (Note 14).

     Related Party Lending

     Subsequent to the year ended September 30, 2003, Tone loaned $150,000 to Fun City Foods, Inc. (the "buyer") who purchased substantially all of the operating assets of the Company. These funds were utilized by the buyer in the sale transaction (Notes 14 and 15) to satisfy the amount due to related party (Tone) (Note 8) and to satisfy the Company's line of credit to the bank (Note 6).

9.   Income Taxes
     ------------

     At September 30, 2003 and 2002, the components of the provision for income taxes are:

                                                           2003           2002
                                                         --------       --------
          Current tax expense (benefit):
              Federal                                    $ (6,668)      $ 13,786
              State                                          --             --
                                                           (6,668)        13,786
                                                         --------       --------
          Deferred tax expense:
              Federal                                         638          6,527
              State                                          --            1,180
                                                         --------       --------
                                                              638          7,707
                                                         --------       --------

          Total provision (benefit) for income taxes     $ (6,030)      $ 21,493
                                                         ========       ========

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


9.   Income Taxes, Continued


     The total provision (benefit) for income taxes is comprised of the following on the Statements of Operations at September 30, 2003 and 2002:

                                                           2003          2002
                                                         --------      --------
          Continuing operations:
              (Benefit) for income taxes                 $ (3,052)     $ (1,711)
          Discontinued operations:
              (Benefit) provision for income taxes         (2,978)       23,204
                                                         --------      --------

          Total (benefit) provision for income taxes     $ (6,030)     $ 21,493
                                                         ========      ========

     Significant components of the Company's deferred income tax assets and liabilities at September 30, 2003 and 2002 are as follows:

                                                          2003           2002
                                                        --------       --------

          Deferred income tax (asset) liability:

              Net operating loss carryforward           $ (6,899)          --
              Accrued related party interest              (2,040)      $ (1,163)
              Inventory                                     --           (1,629)
              Accounts receivable                         (2,707)        (1,747)
                                                        --------       --------

          Total deferred income tax asset                (11,646)        (4,539)
              Valuation allowance                           --             --
                                                        --------       --------

          Net deferred income tax asset                  (11,646)        (4,539)
                                                        --------       --------


          Deferred income tax liability:

              Depreciation                                 6,816          5,970
                                                        --------       --------

          Total deferred income tax liability              6,816          5,970
                                                        --------       --------


          Net deferred income tax (asset) liability     $ (4,830)      $  1,431



     The net deferred income tax (asset) liability is comprised of the following as reported on the Balance Sheets as of September 30, 2003 and 2002:

                                                             2003          2002
                                                          -------       -------
          Deferred tax assets                             $(9,607)      $(3,377)
          Deferred tax liability, noncurrent                4,777         4,808
                                                          -------       -------

          Net deferred income tax (asset) liability       $(4,830)      $ 1,431
                                                          =======       =======

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


9.   Income Taxes, Continued
     -----------------------

     Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                            2003         2002
                                                          --------     --------

           Tax expense at U.S. statutory rate             (34.0) %     18.4   %
           Non deductible expenses                          0.9         0.1
           Effect of change in tax rate                     5.6         8.5
                                                          --------     --------

           Effective income tax rate                      (27.5) %     27.0   %
                                                          ========     ========


     The federal net operating loss carryforward as of September 30, 2003 is $20,290. The net operating loss carryforward will begin to expire in 2023.


10.  Disclosures about Fair Values of Financial Instruments
     ------------------------------------------------------

     The estimated fair value amounts of all financial instruments on the Company's September 30, 2003 and 2002 balance sheets, which are held for nontrading purposes, have been determined by using available market information and appropriate valuation methodologies.


     Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.


     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements:


          Cash and equivalents, accounts receivable - trade, net, inventory, net, prepaid insurance, accounts payable - trade, accrued expenses, and the line of credit, as reported on the balance sheet, approximate fair value due to the short-term maturities of these instruments.


          The fair value of notes payable is estimated by determining the net present value of the future payment stream. The carrying amounts on the balance sheet approximate fair value.

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


11.  Commitments and Contingencies
     -----------------------------

      Facilities Lease Agreement

      The Company leases its facility on an operating lease with future minimum lease payments at September 30, 2003, as follows:

          2004                                              $    66,656
          2005                                                   68,468
          2006                                                   46,552
          2007                                                     --
          2008 and thereafter                                      --
                                                            -----------

           Total future minimum lease payments              $   181,676
                                                            ===========

     Rental expense was $82,397 and $79,827 during the years ended September 30, 2003 and 2002, respectively.

     Concentration of Credit Risk

     Financial instruments, which potentially subjected the Company to concentrations of credit risk, consist primarily of accounts receivable - trade. The Company in the past sold products to private and public companies in the food services industry, certain governmental entities, and public institutions primarily within a 300 mile radius of its location. Exposure to losses on accounts receivable was principally dependent on the individual customer's financial condition, as credit sales were not collateralized. The Company monitored its exposure to credit losses and recognized reserves for those accounts receivable that it deems to be not collectible. One customer accounted for more than 10% of the accounts receivable at September 30, 2003 and no single customer accounted for more than 10% of accounts receivable at September 30, 2002 or of the revenues for the years then ended. The Company retained its accounts receivable when it entered into an agreement that will result in substantially all of its operating assets being sold. The Company is in the process of collecting them. As of December 23, 2003, $127,977 or 94% of the accounts receivable - trade as of September 30, 2003 have been collected.

     Concentration of Vendors

     There were one and two vendors who individually exceeded 10% of the Company's purchases in the years ended September 30, 2003 and 2002, respectively. In total they represented 23% and 31% of the Company's purchases for the years ended September 30, 2003 and 2002, respectively. The products provided by the vendors are available from multiple sources, and there would be no disruption in operations if either of the vendors were unable to service the Company.

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


12.  Elimination of the Accumulated Deficit in Shareholders' Equity
     --------------------------------------------------------------

     On December 31, 2002 as a result of the Company's board of director's approval of the plan of informal quasi-reorganization, the accumulated deficit amount that was present in the shareholders' equity section of its balance sheet was eliminated. This readjustment was accomplished in accordance with the laws of the state of Nevada. A portion of the Company's then additional paid-in capital was used to eliminate in its entirety the then current accumulated deficit of $813,399. Retained earnings or accumulated deficit shown on the balance sheet for the next ten years, or for a relevant period if shorter, will reflect activity beginning as of December 31, 2002. The accumulated deficit that was eliminated as of December 31, 2002, in its entirety represented results of operations that occurred prior to the spin-off of the Company from its former parent, Tone Products, Inc. on September 30, 2001. The accumulated deficit at the date of the quasi-reorganization in large part resulted from the amortization over time and then the eventual impairment of goodwill that arose from the Company's acquisition by Tone

13.  Earnings (Loss) Per Share
     -------------------------

     Basic earnings (loss) per share for continuing and discontinued operations has been computed by dividing the income (loss) available to common shareholders by the weighted average number of common shares outstanding for the year. There are no potentially dilutive securities that must be considered for the periods presented.


     The computation of basic and diluted earnings (loss) per common share at September 30, 2003 and 2002 is as follows:

                                                           2003         2002
                                                        ----------   ----------

          Basic and diluted earnings (loss) per
           common share:

               Net income (loss) (numerator)            $  (15,921)  $   58,110
               Weighted average shares outstanding
               (denominator)                             1,891,579    1,891,579
                                                        ----------   ----------

          Earnings (loss) per common share,
           basic and diluted:

               Loss from continuing operations          $   (0.004)  $   (0.002)
               Income (loss) from discontinued
                operations                                  (0.004)       0.033
                                                        ----------   ----------

           Income (loss) per common share outstanding,
                basic and diluted                       $   (0.008)  $    0.031
                                                        ==========   ==========

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


14.  Discontinued Operations and Net Assets Held for Sale
     ----------------------------------------------------

     On September 30, 2003, the Company entered into an agreement with a non-affiliated party, Fun City Foods, Inc. (the "buyer"), to sell substantially all of its operating assets. The sale has been approved by the Board of Directors subject to shareholder approval and is expected to be completed by March 31, 2004. The buyer will pay cash of $447,500 for all of the assets of the Company (excluding cash, accounts receivable, and one vehicle) and will assume certain Company debt valued at approximately $150,000 and pay accounts payable that are less than 30 days old valued at $69,000.


     Assets and liabilities included in discontinued operations and net assets held for sale were comprised of the following at September 30, 2003:

                                                                September 30,
                                                             2003         2002
                                                           --------     --------
          Assets:
              Accounts receivable - trade                  $136,456      118,044
              Finished goods inventory, net                 285,073      224,980
              Property and equipment, net                    31,297       52,467
              Other                                           8,956       12,559
                                                           --------     --------

                                                            461,772      408,050
                                                           --------     --------


          Liabilities:

              Line of credit payable                         49,829       50,000
              Accounts payable and accrued liabilities      111,620       20,448
              Related party                                 100,000      100,000
                                                           --------     --------

                                                            261,449      170,448
                                                           --------     --------


          Net assets of discontinued operations and net
           assets held for sale                            $200,323     $237,602
                                                           ========     ========

     At December 23, 2003, funds amounting to $467,387 are being held in a business brokers' escrow account until the anticipated shareholder approval has been received.


     Upon the consummation of the transaction, the Company will have no operating assets. The expected proceeds of the sale after taxes will be redeployed to another business or distributed to the Company's shareholders on a pro rata basis based upon their respective share ownership.



                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


14.  Discontinued Operations and Net Assets Held for Sale, Continued
     ---------------------------------------------------------------

     There currently exists a dispute between the Company and the Fun City
     Foods, Inc. related to the determination of the final cash proceeds that are anticipated to be received by the Company. The amount in dispute is approximately $49,000.

     As of October 1, 2003, Fun City Foods has assumed the ongoing operations that represent substantially all of the operating assets of Fun City
     Popcorn, Inc. The Company's recourse if the sales transaction does not close is to seek recovery of its then remaining operating assets that are involved in the sale transaction and look to the funds of Fun City Foods, Inc. that are currently held in the transaction's escrow.

     As a condition of the sale transaction, the Company entered into a covenant not to compete for a period of two years from the closing date of the sale transaction wherein it will not engage in any business in the states of Nevada, Arizona, Utah, or California that would be in competition with the business of Fun City Foods, Inc. as it will exist on the closing date.

15.  Pro Forma Financial Information
     -------------------------------

     For a description of the expected sale of substantially all of the Company's assets, see Note 14. The pro forma information is provided to present what the Company's financial statements would look like if the sale had closed as of September 30, 2003 and absent the recognition of certain items that are now included in net assets from discontinued operations.

     Pro Forma Balance Sheets as of September 30, 2003:
     -------------------------------------------------


                                        Historical                         Pro Forma
                                       September 30,      Pro Forma       September 30,
                                           2003          Adjustments          2003
                                        ----------        ---------        ---------

ASSETS:

Current assets:
   Cash and equivalents                 $  36,124   (A)   $ 447,500        $ 483,624
   Accounts receivable, trade - net       136,456              --            136,456
   Finished goods inventory, net          285,073   (A)    (285,073)            --
   Income tax receivable                   12,509   (B)     (12,509)            --
   Deferred tax asset                       9,607   (B)      (6,899)           2,708
   Prepaid insurance                        3,137   (A)      (3,137)            --
                                        ---------         ---------        ---------

       Total current assets               482,906           139,882          622,788
Property and equipment, net                54,053   (A)     (31,297)          22,756
Other assets                                5,819   (A)      (5,819)            --
Deferred tax asset                           --     (B)       1,173            1,173
                                        ---------         ---------        ---------

Total assets                            $ 542,778         $ 103,939        $ 646,717
                                        =========         =========        =========

                                        F-18



                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


15.  Pro Forma Financial Information, Continued
     ------------------------------------------

     Pro Forma Balance Sheets as of September 30, 2003, continued:
     -------------------------------------------------------------


                                         Historical                         Pro Forma
                                        September 30,      Pro Forma       September 30,
                                           2003           Adjustments          2003
                                         ----------        ---------        ---------

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
   Line of credit                          49,829 (A)        (49,829)       $    --
 Accounts payable - trade                  95,304 (A)        (64,838)       $  30,466
   Accrued expenses                        16,316 (A)         (4,333)          11,983
   Income taxes payable, current             --   (B)        102,541          102,541
   Notes payable, current portion           8,955               --              8,955
   Amounts due to related party           106,000 (A)       (100,000)           6,000
                                        ---------          ---------        ---------

       Total current liabilities          276,404           (116,459)         159,945
                                        ---------          ---------        ---------
Long term liabilities:
   Deferred tax liability                   4,777 (B)         (4,777)            --
   Note payable, net of current
    maturities                             10,449               --             10,449
                                        ---------          ----------       ---------

Total liabilities                         291,630            (121,236)        170,394
                                        ---------          ----------       ---------
Commitments and contingencies
Shareholders' equity:
   Preferred stock: $0.01 par value;
    5,000,000 shares authorized; no
    shares issued and outstanding at
    September 30, 2003                       --                  --              --
   Common stock: $0.01 par value;
    10,000,000 shares authorized;
    1,891,579 shares issued and
    outstanding at September 30,
    2003                                   18,916                --            18,916
Additional paid-in capital                263,821                --           263,821
Accumulated deficit                       (31,589)(A)         341,174
                                             --   (B)        (115,999)        193,586
                                        ---------           ---------       ---------

Total shareholders' equity                251,148             225,175         476,323
                                        ---------           ---------       ---------

Total liabilities and shareholders'
 equity                                 $ 542,778           $ 103,939       $ 646,717
                                        =========           =========       =========

                                           F-19

                             Fun City Popcorn, Inc.

                        Notes to the Financial Statements

                        As of September 30, 2003 and 2002
        For Each of the Two Years in the Period Ended September 30, 2003
--------------------------------------------------------------------------------


15.  Pro Forma Financial Information, Continued
     ------------------------------------------

     Pro Forma Journal Entries:
     --------------------------

      A.
           Cash and equivalents                         $  447,500          --
           Finished goods inventory, net                      --      $  285,073
           Prepaid insurance                                  --           3,137
           Property and equipment, net                        --          31,297
           Other assets                                       --           5,819
           Line of credit                                   49,829          --
           Accounts payable                                 64,838          --
           Accrued expenses                                  4,333          --
           Note payable, current portion                      --            --
           Amounts due to related party                    100,000          --
           Gain on disposal of business                       --         341,174




              To record the sale of substantially all of the Company's assets.


      B.

           Tax expense                                  $  115,999          --
           Income tax receivable                              --      $   12,509
           Deferred tax asset                                 --           5,726
           Income taxes payable, current                      --         102,541
           Deferred tax liability                            4,777          --

              To record the tax effects of the sale of substantially all of the Company's assets.



15.  Pro Forma Financial Information, Continued
     ------------------------------------------

     Pro Forma Statement of Operations as of September 30, 2003:
     -----------------------------------------------------------

      STATEMENT OF OPERATIONS:

                                             Historical                   Pro Forma
                                           September 30,    Pro Forma    September 30,
                                               2003        Adjustments       2003
                                            -----------    -----------    -----------
Net sales                                   $ 1,948,134    $(1,948,134)          --
Cost of goods sold                            1,524,004     (1,524,004)          --

   Gross profit                                 424,130        424,130           --
Operating costs and expenses                    438,064       (432,955)   $     5,109
                                            -----------    -----------    -----------

   Income from operations                       (13,934)        (8,825)         5,109
                                            -----------    -----------    -----------
Other expense:
   Interest expense - related party              (6,000)          --           (6,000)
   Interest expense - other                      (2,017)         2,017           --
                                            -----------    -----------    -----------
   Loss before provision for income taxes       (21,951)       (10,842)       (11,109)
   Benefit (provision) for income taxes           6,030          2,978          3,052
                                            -----------    -----------    -----------

Net loss                                    $   (15,921)   $    (7,864)   $    (8,057)
                                            ===========    ===========    ===========

Net loss per share, basic and diluted       $    (0.008)                  $    (0.004)
                                            ===========                   ===========
Weighted average common shares
  outstanding, basic and diluted              1,891,579                     1,891,579
                                            ===========                   ===========

                                        F-21

                                INDEX TO EXHIBITS

     Exhibit 99.1 Asset Purchase Agreement, dated September 30, 2003, by and between the Company and Fun City Foods, Inc.

                           Company Contact Information

     All inquiries regarding the Company or the sale of assets should be addressed to the Company's principal executive offices at 3395 W. Pinks Place, Las Vegas, Nevada 89102; attention Richard Falk; telephone number (702) 367-2676.


                                            By Order of the Board of Directors






                                            /s/  Richard Falk
                                            -----------------------------------
                                                 Richard Falk, President and
                                                 Director


Las Vegas, Nevada
January 15, 2003]